Exhibit 10.24

CONFIDENTIAL

GENERAL RELEASE AND SEPARATION AGREEMENT

This General Release and Separation Agreement and (“Agreement”) is between Richard G. Johnson (“you”) and Phibro Animal Health Corporation (“PAHC” or “the Company”). It is intended to fully and finally resolve and compromise all potential issues and claims surrounding your employment with, and the termination of, your employment with the Company.

1.Definition of Parties:  As used in this Agreement “Releasees” refers to and includes all: (a) PAHC subsidiaries and affiliated corporations and business entities, (b) shareholders, officers, directors, agents, managers, employees, representatives and attorneys of PAHC and PAHC subsidiaries and affiliated corporations and business entities, and (c) successors and assigns of those persons, corporations and entities.  References to “you” (and “your”) include you, and all of your representatives, attorneys, heirs, executor(s) of your estate, and anyone who succeeds to your rights.

2.Last Day of Employment:  Your last day of employment as the Chief Financial Officer will be November 15, 2020.  You will remain employed on an at-will basis in the role of Finance Advisor effective November 16, 2020 through September 30, 2021 or earlier date of termination in accordance with paragraph 1 of the letter you received on November 2, 2020, and signed on November 2, 2020 (the “Termination Date”).  Effective on the Termination Date, you will receive payment for any unused, accrued vacation days.  Your Company provided benefits, including health care insurance, life and AD&D insurance, disability insurance, worker’s compensation coverage and contributions, if any, to PAHC’s 401(k) and flexible spending plans will cease as of the Termination Date.

3.PAHC’s Consideration For Agreement:  In consideration for signing this Agreement and the attached Certificate and complying with all of the terms in these documents, PAHC agrees to provide you with the following consideration:

a.	Effective November 16, 2020 you will take on the role of Finance Advisor and shall be a Company employee in this position through the Termination Date. You will be eligible for

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benefits as per the current Company policies.

b.	You will be paid an annual salary of One Hundred Thousand Dollars ($100,000.00). This position is not bonus eligible.

4.In lieu of any payment that you could otherwise be eligible for under the Phibro Management Incentive Bonus Plan for FY 2021 (“FY2021 Bonus Plan”), the parties agree that you will be paid a pro-rata amount, if any, based on the performance of the Company pursuant to the terms and conditions of the FY2021 Bonus Plan and your service period through November 15, 2020 as Chief Financial Officer, which amount, if any, shall be paid no later than September 30, 2021.

5.Your Release of Claims:  In consideration for, and as a condition to, the receipt of the above payments stated in paragraph 3 above, you covenant not to sue Releasees and completely release and forever discharge Releasees from all claims, rights, obligations, and causes of action of any and every kind and character, known or unknown, asserted or unasserted, which you may now have, or have ever had, arising from or in any way connected with or arising from your employment, and the termination of your employment as Chief Financial Officer.

This release includes without limitation all: (a) "wrongful discharge" claims; (b) claims relating to any express or implied contracts regarding your employment or its termination; (c) claims alleging violation of any federal, state, or local law, municipal statute, ordinance, regulation or constitution; (d) common law claims, including tort and contract claims, claims alleging breach of the covenant of good faith and fair dealing and claims alleging violation of public policy; (e) claims for attorneys’ fees and costs; (f) claims for monetary and equitable damages, and (g) claims seeking payment of taxes, attorneys’ fees or costs. This release specifically includes any and all claims or causes of action that may be legally released and waived arising under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Civil Rights Act of 1991; the Civil Rights Act of 1866; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act of 1988; the Fair Credit Reporting Act; the Immigration Reform and Control Act; the Corporate and Criminal Fraud Accountability Act also known as the Sarbanes Oxley Act; the Family and Medical Leave Act; the Patient Protection and Affordable Care Act; the Health Care and Education Reconciliation Act of 2010; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law, the New York Equal Rights Law, the New York Labor Law, the Administrative Code

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of the City of New York; the New Jersey Family Leave Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination; the New Jersey Equal Pay Act; the Minnesota Human Rights Act; the Minnesota Age Discrimination Act; the Minnesota Fair Labor Standards Act; the Minnesota Equal Pay Law; the Minnesota Occupational Safety and Health Act; the discrimination and retaliation provisions of the Minnesota Workers’ Compensation Claim Law; the Minnesota Whistleblower Protection Law; the Minnesota Discrimination for Lawful Activities Law; the Minnesota Wage Payment and Work Hour Laws; any claim for unpaid wages or accrued vacation, all as amended, and any other labor law, employee relations, and/or fair employment practice statute, rule or ordinance and all claims for wages, monetary or equitable relief, vacation, other employee fringe benefits, damages, punitive damages, taxes or attorneys’ fees.

In consideration of the payments and benefits provided to you, you acknowledge and agree that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against Releasees as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, if any, including, but not limited to, all claims of age discrimination and retaliation.  This Agreement does not limit your right, if any, to bring an action to enforce the terms of this Agreement.  Nothing in this Agreement prevents you from filing, cooperating with, or participating in any future proceeding before the EEOC or the New Jersey Division on Civil Rights.  You expressly waive, however, all rights to any individual monetary award, injunctive relief, or other recovery should any federal, state or local administrative agency pursue any claims on your behalf arising out of or related to your employment with, or separation from, employment as Chief Financial Officer.

This releases all claims, including those of which you are not aware and those not mentioned in this Agreement, and applies to claims resulting from anything which has happened up to now.  It specifically excludes anything which occurs after the date you sign this Agreement.  By entering into this Agreement, you do not waive rights or claims that may arise after the date you sign this Agreement.

6.Confidentiality Provision: You agree that you signed agreements with PAHC relating to confidentiality of Company information, inventions and noncompetition and nonsolicitation and that your obligations under each of these agreements will continue in full force and effect after your date of termination as Chief Financial Officer.  Aside from those agreements (which remain in full force and effect) and the terms and conditions included in the letter you received on November 2, 2020, and signed on November 2, 2020, this Agreement constitutes the entire agreement between PAHC and you, and supersedes and cancels all prior and

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contemporaneous written and oral agreements, if any, between PAHC and you.  You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of PAHC or the Releasees.

7.Cooperation:  You agree that you will provide reasonable cooperation to the Company in connection with any existing or future litigation against, or investigation of, the Company whether administrative, civil or criminal in nature, in which and to the extent the Company deems your cooperation reasonably necessary. The Company agrees that it will endeavor to ensure that any such requests for cooperation do not unreasonably interfere with your new employment. The Company will reimburse you for any reasonable expenses incurred in relation to your compliance with this paragraph.  In addition, you agree to provide reasonable cooperation and respond to reasonable requests for information regarding matters for which you had responsibility or with which you were involved during your employment as Chief Financial Officer.

8.Non-Disparagement:  You agree that you will not now or ever in the future, publicly or privately, make, verbally or in writing, any false, disparaging, derogatory or otherwise inflammatory remarks about the Company, the conduct, operations, financial condition or business practices, policies or procedures of the Company to any third party, and that you have not and will not make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of the Company. The Company agrees that it will not make, verbally or in writing, any false or disparaging remarks about you or your employment with the Company.

9.Taxes:  PAHC may deduct from any compensation or benefits any applicable federal, state or local tax or employment withholdings or deductions resulting from any payments or benefits provided under this Agreement.  In addition, it is PAHC’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986.  Notwithstanding anything to the contrary in this Agreement, the Company does not guarantee the tax treatment of any payments or benefits under the Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations and you remain responsible for any and all taxes you may owe.

10.Applicable Law: This Agreement shall be interpreted for all purposes consistent with the laws of the State of New Jersey. If any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this Agreement. No modification of the Agreement shall be binding except in writing signed by the parties.

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11.Review Period:  You understand and acknowledge that PAHC is providing you with twenty one (21) days within which to consider this Agreement and that during that period you should consult with an independent attorney and other professional persons of your choice unrelated to PAHC.  You understand that you may not execute this Agreement until after the termination of your employment with PAHC.  YOUR EXECUTION OF THIS AGREEMENT SHALL CONSTITUTE YOUR ACCEPTANCE OF ALL ITS TERMS.

12.Revocation: You are specifically advised to consult with an attorney of your choice before signing this Agreement which releases rights you may have under federal state and local law, including but not limited to the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act (“Title VII”) and the Minnesota Human Rights Act.  In the event you sign this Agreement within the timeframe set forth in the Agreement, you  may revoke or rescind the Agreement within fifteen (15) days of signing it, and it will not become effective or enforceable until this fifteen (15) day period has expired.  To effectively revoke or rescind, the revocation or rescission must be in writing and must be: (A) delivered by hand within the fifteen (15) day period to Thomas G. Dagger, Senior Vice President and General Counsel, Phibro Animal Health Corporation at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666. or (B) sent by certified mail, return receipt requested, postmarked within the fifteen (15) day period, and properly addressed to Thomas G. Dagger, Senior Vice President and General Counsel, Phibro Animal Health Corporation at Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Suite 21, Teaneck, NJ 07666.

13.Additional Acknowledgements: You represent, affirm and acknowledge:

(a) You have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

(b) The payments stated in this Agreement constitute good and valuable consideration by PAHC in full consideration for this Agreement and you will not seek anything further including any other payment from the Releasees.

(c) You have reported all hours worked through your last day of employment as Chief Financial Officer and have been paid for all work performed, and that PAHC owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

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(d) You have no known workplace injuries or occupational diseases and have received all leave to which you may have been entitled (for both non-work and work-related injury or illness), and have not been discriminated against or retaliated against for any leave or request for leave under the Family and Medical Leave Act, or any other law.

(e) You have not filed any lawsuits, claims, complaints, actions, proceedings or arbitrations against Releasees, or filed or caused to be filed any charges or complaints against Releasees, with any municipal, state or federal agency charged with the enforcement of any law.

(f) You are not aware (without any inquiry or investigation) of any violation of any law nor of Company policy by the Company, any of the Company’s officers, directors, or employees or by officers, directors or employees of any subsidiary of the Company.

(g) Any payments or benefits provided you under the terms of this Agreement do not constitute an admission by the Company that it (or the Releasees), has violated any law or legal obligation or that it (or the Releasees) has any liability arising from the subjects covered in this Agreement.

14.Amendment.  This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

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YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT AND GENERAL RELEASE CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT PAHC HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT AND RELEASE; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT AND RELEASE WITH AN ATTORNEY; THAT YOU HAVE HAD TWENTY ONE (21) DAYS TO CONSIDER AND ACCEPT THIS AGREEMENT; THAT YOU UNDERSTAND THAT THIS AGREEMENT AND RELEASE HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT AND RELEASE FREELY, KNOWINGLY AND VOLUNTARILY.

Dated:	November 16, 2020	/s/ Richard G. Johnson
Richard G. Johnson
Phibro Animal Health Corporation

Dated:	November 23, 2020	By:	/s/ Lisa Escudero
Lisa Escudero
Senior Vice President, Human Resources
Phibro Animal Health Corporation

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